Recording  requested by and
when recorded return to:

Christine Fitzpatrick, Esq.
Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                LEASE AGREEMENT,

              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

                                     Between

                          FAIR, ISAAC AND COMPANY, INC.

                                       And

                         LEASE PLAN NORTH AMERICA, INC.

                                  May 15, 1998


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                    THIS LEASE IS NOT INTENDED TO CONSTITUTE
                      A TRUE LEASE FOR INCOME TAX PURPOSES
                              (SEE PARAGRAPH 2.06)

--------------------------------------------------------------------------------
         Maturity Date:  May 15, 2003
         Maximum Principal Amount to be Advanced:  $55,000,000
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.            INTERPRETATION...........................................2
         1.01.    Definitions..................................................2
         1.02.    Rules of Construction........................................2

SECTION 2.            BASIC PROVISIONS.........................................2
         2.01.    Lease of the Property........................................2
         2.02.    Term.........................................................2
         2.03.    Rent.........................................................3
         2.04.    Use..........................................................7
         2.05.    "As Is" Lease................................................7
         2.06.    Nature of Transaction........................................8
         2.07.    Security, Etc. ..............................................8

SECTION 3.            OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..........10
         3.01.    Maintenance, Repair, Etc. ..................................10
         3.02.    Risk of Loss................................................11
         3.03.    Insurance...................................................12
         3.04.    Casualty and Condemnation...................................14
         3.05.    Taxes.......................................................18
         3.06.    Environmental Matters.......................................18
         3.07.    Liens, Easements, Etc. .....................................19
         3.08.    Subletting..................................................20
         3.09.    Utility Charges.............................................21
         3.10.    Removal of Property.........................................21
         3.11.    Compliance with Governmental Rules and
                     Insurance Requirements...................................21
         3.12.    Permitted Contests..........................................21
         3.13.    Lessor Obligations; Right to Perform Lessee Obligations.....22
         3.14.    Inspection Rights...........................................22

SECTION 4.            EXPIRATION DATE.........................................22
         4.01.    Termination by Lessee Prior to Scheduled Expiration Date....22
         4.02.    Surrender of Property.......................................22
         4.03.    Holding Over................................................23

SECTION 5.            DEFAULT.................................................23

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         5.01.    Events of Default...........................................23
         5.02.    General Remedies............................................25
         5.03.    Lease Remedies..............................................26
         5.04.    Loan Remedies...............................................27
         5.05.    Remedies Cumulative.........................................30
         5.06.    No Cure or Waiver...........................................30
         5.07.    Exercise of Rights and Remedies.............................30

SECTION 6.            MISCELLANEOUS...........................................30
         6.01.    Notices.....................................................30
         6.02.    Waivers; Amendments.........................................30
         6.03.    Successors and Assigns......................................30
         6.04.    No Third Party Rights.......................................30
         6.05.    Partial Invalidity..........................................31
         6.06.    Governing Law...............................................31
         6.07.    Counterparts................................................31
         6.08.    Nature of Lessee's Obligations..............................31

EXHIBITS

         A        Land (2.01(a))
         B        Related Goods (2.01(d))
         C        Notice of Rental Period Selection

                                LEASE AGREEMENT,
              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

         THIS LEASE AGREEMENT, CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of May 15, 1998 is entered into by and among:

                  (1) FAIR, ISAAC AND COMPANY, INC., a Delaware corporation ("Lessee");

                  (2) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Lessor").


                                    RECITALS

         A. Lessee has requested Lessor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                  (1) Lessor would (a) purchase certain property designated by Lessee, (b) lease such property to Lessee, (c) appoint Lessee as Lessor's agent to make such improvements (which improvements will be owned by Lessor), (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such property; and

                  (2) The Participants would participate in such lease facility by (a) funding the purchase price and other advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

         B. Pursuant to a Participation Agreement dated as of May 15, 1998 (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.

                                                                   EXHIBIT 10.39

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.        INTERPRETATION.

         1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

         1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2.        BASIC PROVISIONS.

         2.01. Lease of the Property. Subject to the acquisition thereof by Lessor pursuant to the Participation Agreement and applicable Acquisition Agreement either on the Closing Date or during the term hereof , Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

                  (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Land");

                  (b) All Improvements located on the Land;

                  (c) All Appurtenant Rights belonging, relating or pertaining to any of the Land or Improvements;

                  (d) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements related to any of the foregoing Land, Improvements or Appurtenant Rights; and

                  (e) All accessions and accretions to and replacements and substitutions for the foregoing.

         2.02. Term.

                  (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on May 15, 2003 (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

                  (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect for either (i) three (3) additional periods of one (1) year each, or (ii) one (1) additional period of three (3) years, as each is provided in Subparagraph 2.09(b) of the Participation Agreement, provided that after giving effect to any such extension, the remaining scheduled term shall not exceed five (5) years. If Lessor and each Participant consents to any such request in accordance with such provision, the current Scheduled Expiration Date shall be deemed extended by one (1) year or three (3) years, as applicable. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

         2.03. Rent.

                  (a) Base Rent.

                           (i) Lessee  shall pay as base rent  hereunder  ("Base
                  Rent") for each Rental Period for each Portion of the Outstanding Lease Amount an amount equal to the product of (A) the Rental Rate for such Rental Period and Portion, times (B) the amount of such Portion on the first day of such Rental Period (which shall include any Advance under made on the first day of such Rental Period), times (C) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                           (ii) Prior to the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs, the Outstanding Lease Amount shall consist of a single Portion in the full amount of the Outstanding Lease Amount. Thereafter, Lessee may elect to divide the Outstanding Lease Amount into two or more Portions by delivering a Notice of Rental Period Selection as provided in clause (iii) below; provided, however, that (A) each Portion shall be in the amount of $10,000,000 or an integral multiple of $100,000 in excess thereof; (B) the total number of Portions outstanding at any time shall not exceed four (4); and (C) the Outstanding Lease Amount shall consist of a single Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $10,000,000.

                           (iii) The Term shall consist of the following  rental
                  periods (individually, a "Rental Period") for each Portion:

                                    (A)  The   period   which   begins   on  the
                           Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and

                                    (B) Each successive  period thereafter which
                           begins on the last day of the immediately preceding Rental Period for the applicable Portion and ends at the end of the time period selected by Lessee as provided below in this clause (B) through and including the Scheduled Expiration Date.

                                            (1)  Unless  Lessee  has  selected a
                                    longer Rental Period for a Portion to have a
                                    Fixed  Rate  pursuant  to clause  (iv)(D) of
                                    this  Subparagraph  2.03(a),  Lessee  shall,
                                    subject to clause (3) below, select a Rental
                                    Period for each Portion of one (1), two (2),
                                    three  (3)  or  six  (6)  months;  provided,
                                    however,  that  (y) no  such  Rental  Period
                                    shall  be  longer  than  one (1)  month if a
                                    Default has  occurred and is  continuing  on
                                    the date  three (3)  Business  Days prior to
                                    the first day of such Rental  Period and (z)
                                    each such  Rental  Period  for which  Lessee
                                    fails to make a selection in accordance with
                                    this  clause  (iii)(B)(1)  shall  be one (1)
                                    month.  Lessee shall select each such Rental
                                    Period by  delivering  to  Lessor,  at least
                                    three (3)  Business  Days prior to the first
                                    day of such Rental  Period,  an  irrevocable
                                    written  notice  in the form of  Exhibit  C,
                                    appropriately completed (a "Notice of Rental
                                    Period  Selection").  Each  Notice of Rental
                                    Period   Selection  shall  be  delivered  by
                                    first-class mail or facsimile as required by
                                    Subparagraph  2.02(a) and Paragraph  7.01 of
                                    the   Participation   Agreement;   provided,
                                    however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                                            (2)  If  Lessee   has   elected   to
                                    exercise  the  Fixed  Rate  option  for  any
                                    Rental  Period  for a  Portion  pursuant  to
                                    clause (iv)(D) of this Subparagraph 2.03(a),
                                    Lessee  shall,  subject to clause (3) below,
                                    select a Rental Period of twelve (12) months
                                    or  longer  for such  Rental  Period,  which
                                    Rental Period shall begin on the last day of
                                    the  then  current  Rental  Period  for such
                                    Portion.   Lessee  shall  select  each  such
                                    Rental Period by delivering to Agent a Fixed
                                    Rate Request pursuant to clause (iv)(D) below.

                                            (3)  Lessee's  selection of the time
                                    period for each Rental Period which begins on or after the Commencement Date is subject to the following:

                                                     (y)  Each   Rental   Period
                                            shall  begin  and  end on the  first
                                            Business  Day of a  calendar  month,
                                            except that the last  Rental  Period
                                            may begin on the first  Business Day
                                            in which  the  Scheduled  Expiration
                                            Date  is to  occur  and  end  on the
                                            Scheduled Expiration Date; and

                                                      (z) No Rental Period shall
                                             end after the Scheduled  Expiration
                                             Date.

                           (iv) The  rental  rate for each  Rental  Period for a
                  Portion ("Rental Rate") shall be the LIBOR Rental Rate for such Rental Period and Portion, except as follows:

                                    (A)  If the  Commencement  Date  is not  the
                           first Business Day of a month, the Rental Rate for the first Rental Period (which begins on or after the Commencement Date, but prior to the first Business Day of the succeeding month) shall be (y) the LIBOR Rental Rate for the period beginning on or after the Commencement Date but prior to the first Business Day of the succeeding month and ending on the first Business Day of such succeeding month provided that such period is greater than seven (7) days or (z) the Alternate Rental Rate if such period is seven (7) days or less. The Rental Rate for the last Rental Period (which begins on the first Business Day of month in which the Scheduled Expiration Date is to occur) shall be (y) the LIBOR Rental Rate for the period beginning on the first Business Day of such month and ending on the Scheduled Expiration Date, provided that such period is greater than seven (7) days, or (z) the Alternate Rental Rate if such period is seven (7) days or less.

                                    (B) The Rental  Rate for any  Rental  Period
                           (or portion thereof) during which the LIBOR Rental Rate is unavailable pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement shall be the Alternate Rental Rate.

                                    (C) If Lessee so selects by notifying Lessor
                           in writing prior to the time Lessee is required to select a new Rental Period pursuant to clause
                           (iii)(B)(1) above, the rental rate for any Rental Period shall be the Alternate Rental Rate.


                                    (D) If Lessee so  selects,  the rental  rate
                           for a Rental Period for any Portion (of one year or more) shall be a Fixed Rental Rate, with the Fixed Rate for such Rental Period determined as follows:

                                            (1) Lessee shall  request  Lessor to
                                    provide a Fixed Rate by  delivering to Agent
                                    a written  request (a "Fixed Rate  Request")
                                    in the form of Exhibit  C,  which  specifies
                                    the Portion and Rental Period for which such
                                    Fixed Rate is requested, which Rental Period
                                    shall  comply with  clause  (iii)(B) of this
                                    Subparagraph  2.03(a).  Lessee shall deliver
                                    each Fixed Rate  Request to Agent,  no later
                                    than 12:00 noon  (Eastern  Standard  Time or
                                    Eastern  Daylight  Time, as  applicable)  at
                                    least  four (4)  Business  Days prior to the
                                    first day of such Rental Period. Agent shall
                                    promptly   furnish   to   Lessor   and  each
                                    Participant   copies  of  each   Fixed  Rate
                                    Request.

                                            (2)  Not  later   than   11:00  a.m.
                                    (Eastern  Standard Time or Eastern  Daylight
                                    Time, as applicable) three (3) Business Days
                                    prior to the first day of the Rental  Period
                                    specified in each Fixed Rate  Request,  each
                                    Participant      shall      advise     Agent
                                    telephonically    and   shall    immediately
                                    thereafter confirm such telephonic notice by
                                    delivering  to Agent by  facsimile a written
                                    irrevocable  quote (a  "Fixed  Rate  Quote")
                                    specifying the per annum fixed rate at which
                                    such  Participant  is  willing  to fund  its
                                    Proportionate   Share   of  the   applicable
                                    Portion during such Rental Period.

                                            (3)  After  receipt  of the  various
                                     Fixed Rate  Quotes,  Agent  shall  promptly
                                     calculate  the  weighted  average  (rounded
                                     upward if necessary to the nearest 1/100 of
                                     one  percent)  of  the  Fixed  Rate  Quotes
                                     provided  by  each  Participant  and  shall
                                     deliver  to Lessee no later than 11:20 a.m.
                                     (Eastern  Standard Time or Eastern Daylight
                                     Time,  as  applicable)  three (3)  Business
                                     Days  prior to the first day of the  Rental
                                     Period   specified   in  each   Fixed  Rate
                                     Request,  with  copies to  Lessor  and each
                                     Participant, a written irrevocable offer (a
                                     "Fixed   Rate   Offer")   specifying   such
                                     average.   If  any  Participant   fails  to
                                     provide a Fixed Rate Quote, Agent shall calculate the weighted average of the Fixed Rate Quotes actually received and the Fixed Rate Quote submitted by such Participant shall be deemed to be the weighted average of the Fixed Rate Quotes actually received from all Participants.

                                            (4)  Not  later   than   11:30  a.m.
                                    (Eastern  Standard Time or Eastern  Daylight
                                    Time, as applicable) three (3) Business Days prior to the first day of the Rental Period specified in each Fixed Rate Request, Lessee shall deliver to Agent a written irrevocable notice either accepting the Fixed Rate Offer (a "Fixed Rate Acceptance") or rejecting the Fixed Rate Offer (a "Fixed Rate Rejection"). If Lessee fails to deliver either a Fixed Rate Acceptance or Fixed Rate Rejection as required hereunder, the Fixed Rate Offer shall be deemed rejected.

                                                     (y)  If  Lessee  accepts  a
                                            Fixed Rate  Offer,  the rental  rate
                                            for the Rental  Period  and  Portion
                                            specified  in the  applicable  Fixed
                                            Rate Request shall be a Fixed Rental
                                            Rate  and the  Fixed  Rate  for such
                                            Rental  Period and Portion  shall be
                                            the  average  rate set forth in such
                                            Fixed Rate Offer; provided that each
                                            Participant  shall  be  entitled  to
                                            receive  a Fixed  Rate  equal to the
                                            Fixed Rate Quote submitted or deemed
                                            submitted by such Participant.

                                                     (z)  If  Lessee  rejects  a
                                            Fixed  Rate  Offer  or if the  Fixed
                                            Rate Request is not delivered by the
                                            Agent  within  the  applicable  time
                                            periods,  the  rental  rate  for the
                                            applicable

                                             Portion shall continue at the LIBOR
                                             Rental  Rate  (except as  otherwise
                                             provided in clause (iv)(A), (iv)(B)
                                             or  (iv)(C)  of  this  Subparagraph
                                             2.03(a)),  with the next succeeding
                                             Rental  Period for such  Portion to
                                             be determined as provided in clause
                                             (iii)(B)(1)  of  this  Subparagraph
                                             2.03(a).  Each Fixed Rate  Request,
                                             Fixed   Rate   Quote,   Fixed  Rate
                                             Acceptance and Fixed Rate Rejection
                                             shall be  delivered by facsimile as
                                             required by  Paragraph  7.01 of the
                                             Participation Agreement[; provided,
                                             however, that

                           (v) Lessee shall pay Base Rent in arrears (A) for each Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

                  (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent") all amounts (other than Base Rent, the purchase price payable by Lessee for any purchase of the Property by Lessee pursuant to the Purchase Agreement and the Residual Value Guaranty Amount and Indemnity Amount payable under the Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents. Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, 10 days after demand of Lessor or any other Person to whom such amount is payable.

         2.04.  Use.  Lessee may use the Property  for (i) general  office uses,
(ii) uses reasonably ancillary to ordinary general office uses, such as cafeterias for employees, and (iii) the sale of goods and services by Lessee or any corporate successor to Lessee that do not involve customer purchases in person.

         2.05. "As Is" Lease. Lessee has conducted, or will conduct from time to time with regard to property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Property, including (a) the condition of the Property (including any Improvements to the Property made prior to the Commencement Date or during the
Term); (b) title to the Property (including possession of the Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any Casualty or Condemnation; or (i) the compliance of the Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

         2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and Lessor, the Participants and Agent (collectively, the "Lessor Parties") intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease in accordance with FASB 13 for accounting purposes and a loan secured by the Property for federal, state and local income tax purposes and bankruptcy law purposes.

         2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

                  (a) Real Property Security. As security for the Lessee Obligations, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or hereafter acquired, (collectively, the "Real Property Collateral"):

                           (i) The Land;

                           (ii) All Improvements located on the Land;

                           (iii) All Appurtenant  Rights belonging,  relating or
                  pertaining to any of the foregoing Land or Improvements;

                           (iv) All  Subleases  of and all  Issues  and  Profits
                  accruing from any of the foregoing Land, Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                           (v) All Related  Goods,  Related  Permits and Related
                  Agreements related to any of the foregoing Land, Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                           (vi) All  other  Property  to the  extent  that  such
                  property constitutes real property; and

                           (vii)  All  proceeds  of  the  foregoing,   including
                  Casualty and Condemnation Proceeds.

                  (b) Personal Property Security. As security for the Lessee Obligations, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or hereafter acquired, (collectively, the "Personal Property Collateral"):

                           (i) All  Subleases  of and  all  Issues  and  Profits
                  accruing from any of the Land, Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute personal property;

                           (ii) All Related Goods,  Related  Permits and Related
                  Agreements related to any of the Land, Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                           (iii) All Cash Collateral and all other deposit accounts, instruments, investment property and monies held by any Lessor Party in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                           (iv) All other  Property to the extent such  Property
                  constitutes personal property; and

                           (v) All proceeds of the foregoing, including Casualty
                  and Condemnation Proceeds.

         For purpose of the provisions of this Agreement related to the creation and enforcement of this Agreement as a security agreement and a fixture filing with respect to the Related Goods, Lessee is the "debtor" and Lessor is the "secured party," acting for the benefit of the Lessor Parties. This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Land or Improvements. The mailing addresses of Lessee and of Lessor from which information concerning security interests hereunder may be obtained are as set forth on the signature page of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing statement for any of the purposes referenced herein.

                  (c) Absolute Assignment of Subleases, Issues, and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment for security purposes, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Property.

                           (i)  If no  Event  of  Default  has  occurred  and is
                  continuing, Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other party and without taking possession of the Property.

                  All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                           (ii) The foregoing  irrevocable  assignment shall not
                  cause any Lessor  Party to be (A) a mortgagee  in  possession;
                  (B) responsible or liable for (1) the control, care, management or repair of the Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Property, or (4) any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful disregard on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

SECTION 3.        OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

         3.01. Maintenance, Repair, Etc.

                  (a) General. Lessee shall not permit any waste of the Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Property and in compliance with prudent industry practice.

                  (b) New Improvements. Lessee shall make or cause to be made all of the New Improvements authorized and required by the Construction Agency Agreement in accordance with the Construction Agency Agreement.

                  (c) Other Modifications. Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Property and substitutions and replacements therefor (collectively, "Modifications") in addition to the New Improvements; provided that:

                           (i) No  Modification  impairs  the value,  utility or
                  useful life of the Property or any part thereof from that which existed immediately prior to such Modification;

                           (ii) All Modifications are made expeditiously and, in
                  no case unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, shall Modifications in an aggregate amount of $100,000 remain uncompleted later than six (6) months prior to the Scheduled Expiration Date;

                           (iii) All Modifications are made in a good and workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                           (iv) Subject to Paragraph  3.12 relating to permitted
                  contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
                  (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B)unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                           (v) At least one (1) month prior to the  commencement
                  of (A) any Modifications which are anticipated to cost $500,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve-month period to exceed an aggregate cost of $1,000,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant, a brief written description of such Modifications; and

                           (vi) All  Modifications  otherwise  comply  with this
                  Agreement and the other Operative Documents.

                  (d) Abandonment. Lessee shall not abandon the Property or any material portion thereof for any period in excess of sixty (60) consecutive days during the term hereof, except as a part of any New Improvements or Modifications as permitted herein or in the other Operative Documents.

         3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party. Lessee hereby waives the provisions of California Civil

Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of any such event.

         3.03. Insurance.

                  (a) Coverage. Lessee, at its sole cost and expense, shall carry and maintain the following insurance coverage:

                           (i) At all times during the Term, commercial liability insurance covering claims for injuries or death sustained by persons or damage to property while on the Property, and workers' compensation insurance;

                           (ii) At all times after  commencement of construction
                  of any structure, (A) unless covered by builders' risk insurance pursuant to clause (iii) of Subparagraph 3.03(a), property insurance covering loss or damage by earthquake in an amount not less than the then current probable maximum loss (as determined by a seismic expert reasonably approved by Lessor and Agent and subject to a reasonable deductible of not more than 15% of the total value at risk and (B) property insurance covering loss or damage by fire, flood and other risks (other than earthquake) in an amount not less than the Asset Termination Value;

                           (iii) At all times after commencement of construction
                  of any structure, builders' risk insurance in the full amount of the Asset Termination Value, as such may change from time to time, covering fire, flood, earthquake and other normal insured risks; and

                           (iv) At all  times  during  the Term as  appropriate,
                  such other insurance of the types customarily carried by a reasonably prudent Person owning or operating properties similar to the Property in the same geographic area as the Property.

         Except as otherwise specifically required above, such insurance shall be in amounts, in a form and with deductibles reasonably approved by Lessor.

                  (b) Carriers. Any primary insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (A) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least 10 from A.M. Best and Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (B) is otherwise approved by Lessor and Required Participants.

                  (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                           (i) Lessor and Agent shall be named as additional insureds, in the case of each policy of liability insurance and property insurance, and additional loss payees, in the case of each policy of property insurance.

                           (ii) In  respect  of the  interests  of Lessor in the
                  policy, the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                           (iii) If the  insurance  policy is cancelled  for any
                  reason whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                           (iv) No Lessor  Party  shall have any  obligation  or
                  liability for premiums, commissions, assessments, or calls in connection with the insurance.

                           (v) The insurer  shall waive any rights of set-off or
                  counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                           (vi) The insurance  shall be primary without right of
                  contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Property.

                           (vii)   The   insurer   shall   waive  any  right  of
                  subrogation against any Lessor Party.

                           (viii) All  provisions of the  insurance,  except the
                  limits of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                           (ix) The insurance  shall not be  invalidated  should
                  Lessee or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessee Party or Lessor, as the case may be, or any other Person having any interest in the Property.

                           (x) All insurance  proceeds with a value of less than
                  Five Million Dollars ($5,000,000) in respect of any loss or occurrence with respect to the Property shall be paid to and adjusted solely by Lessee and all other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                           (xi) Each policy shall contain a standard form mortgagee endorsement in favor of Lessor.

                  (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor from time to time (i) upon each renewal of insurance and upon any material change in terms thereof, certificates evidencing such renewal or change and Lessee's compliance with the insurance requirements set forth in the Paragraph 3.03, and
         (ii) upon the request of Lessor, such other certificates or other documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

                  (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03, notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

         3.04. Casualty and Condemnation.

                  (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Material Casualty affecting, or the institution of any proceedings for the Condemnation of, the Property or any portion thereof.

                  (b) Repair or Purchase Option. After the occurrence of any Material Casualty or Condemnation affecting the Property or any portion thereof, Lessee shall either (i) repair and restore the Property as required by Subparagraph 3.04(c) or (ii) exercise the Term Purchase Option and purchase the Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Property if such casualty or condemnation is a Major Casualty or Major Condemnation or if an Event of Default has occurred and is continuing, unless Lessor and the Required Participants shall consent in writing. Not later than forty-five (45) days after the occurrence of any

         Material Casualty or Condemnation, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Property.

                  (c) Repair and Restoration. If Lessee elects to repair and restore the Property following any Material Casualty or Condemnation, Lessee shall diligently proceed to obtain all necessary permits and to repair and restore the Property to the condition in which it existed immediately prior to such Material Casualty or Condemnation and shall use reasonable efforts to complete all such repairs and restoration as soon as reasonably practicable, but not later than the earlier of (y) twelve (12) months following the occurrence of the Material Casualty or Condemnation and (z) six (6) months prior to the Scheduled Expiration Date unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option. Lessee shall use its own funds to make such repairs and restoration, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                           (i) Within two (2) months after the occurrence of the
                  Material Casualty or Condemnation, Lessee shall deposit in a deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account") of funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period).

                           (ii) As soon as reasonably possible after the occurrence of the Material Casualty or Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                           (iii) As soon as reasonably possible after the occurrence of the Material Casualty or Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to Lessor;

                                    (A)  Evidence  that  the  Property  can,  in
                           Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) twelve (12) months after the occurrence of the
                           Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six
                           (6) months prior to the Scheduled Expiration Date;

                                    (B) Evidence that all necessary governmental
                           approvals  can  be  timely   obtained  to  allow  the
                           rebuilding and reoccupancy of the Property;

                                    (C)  Copies of all plans and  specifications
                           for the work;

                                    (D)  Copies of all  contracts  for the work,
                           signed by a contractor reasonably acceptable to Lessor;

                                    (E) A cost breakdown for the work;

                                    (F) A payment and  performance  bond for the
                           work or other security satisfactory to Lessor;

                                    (G) Evidence  that,  upon  completion of the
                           work, the size, capacity and total value of the Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                                    (H)   Evidence   of   satisfaction   of  any
                           additional conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

                  All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

                  (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

                  (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental

         Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                  (f) Use of Casualty and Condemnation Proceeds.

                           (i) If (A) no Event of Default  has  occurred  and is
                  continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessee shall have the option, upon the completion of such restoration of the Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                           (ii) If (A) an Event of Default has  occurred  and is
                  continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing use of Casualty and Condemnation Proceeds, if any, Lessor may (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                           (iii)   Lessor   shall   apply   any   Casualty   and
                  Condemnation Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless a Default has occurred and is continuing.

                           (iv) Application of all or any portion of the Casualty and Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

         3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         3.06. Environmental Matters.

                  (a) Lessee's Covenants. Lessee shall not cause or permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Property in violation of Environmental Laws that is reasonably likely to have a Material Adverse Effect. Lessee may use Hazardous Materials in connection with the operation of its business (or the business of permitted subtenants) so long as such use is consistent with the preceding sentence. Other than as previously disclosed to Lessor under the Participation Agreement, Lessee shall immediately notify Lessor in writing of (i) any knowledge by Lessee that the Property does not comply with any Environmental Laws; (ii) any claims against Lessee or the Property relating to Hazardous Materials or pursuant to Environmental Laws; and (iii) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as a "hazardous waste property" or as a "border zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith. In response to the release or discharge of any Hazardous Materials on, under or about the Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

                  (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property, provided that any such Person so entering and inspecting the Property shall do so in compliance with the PG&E Agreements and without materially disrupting the operations of Lessee.

                  (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document, excluding any breach of the PG&E Agreements by Lessor while Lessor is in physical possession of the Property after an Event of Default. This indemnity shall include
         (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any Governmental Authority or is otherwise necessary to render the Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (d) PG&E Agreements. Lessee shall take all necessary action to comply to the fullest extent possible with all of the terms and conditions of the PG&E Agreements. Lessor agrees that it will not take any affirmative action which would constitute a breach the PG&E Agreements, provided that for purposes of this covenant, any action by Lessee under the PG&E Agreements shall not be deemed to be the action of Lessor.

                   (e) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (i) of Subparagraph 4.01(u) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

         3.07. Liens, Easements, Etc.

                  (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                           (i) Liens in favor of a Lessor Party securing the Lessee Obligations and other Lessor Liens;

                           (ii) Liens and easements in existence on the Commencement Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph
                  3.01 of and Schedule 3.01 to the Participation Agreement and approved by Lessor;

                           (iii) Liens for taxes or other  Governmental  Charges
                  not at the time delinquent or thereafter payable without penalty; and

                           (iv) Liens of carriers, warehousemen, mechanics, materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue.

         Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Property and (B) discharge, at its sole cost and expense, any Lien on the Property which is not a Permitted Property Lien.

                  (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE PROPERTY.

         3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Property on the Expiration Date pursuant to the Purchase Agreement); (d) each sublease prohibits the sublessee from engaging in any activities on the Property other than those permitted by Paragraph 2.04, provided that Lessee may sublease the Tract 2 Property to a Person which occupies the Tract 2 Property as of the date hereof and such Person may engage in activities on such Property in which it is engaged on the date hereof; and (e) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

         3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Property during the Term.

         3.10. Removal of Property. Lessee shall not remove any Improvements from the Land or any other Property from the Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal property if such Modification or property (a) was not financed by an Advance, (b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Property.

         3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall, unless its failure is not reasonably likely to have a Material Adverse Effect, (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Property to comply, with all Governmental Rules (including, without limitation, Waste Discharge Requirements order No. 85-80 (Ca. Regional Water Quality Control Board, San Francisco Region) and Consent Order Docket No. HAS 89/90-002 (Ca. Department of Toxic Substances Control), including all the attached and ancillary documents thereto) and Insurance Requirements relating to the Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.


         3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party, Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party;
(e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date.

         3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Property, (b) maintain any insurance on the Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Property (except to make Advances as required by the Participation Agreement) or (e) take any other action in connection with the Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand, for all fees, costs and expenses incurred by them in performing any such obligation or curing any Default.

         3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Property.

SECTION 4.        EXPIRATION DATE.

         4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, at any time prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Property pursuant to Section 2 of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

         4.02. Surrender of Property. Unless Lessee purchases the Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender the Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including the completion of the New Improvements and all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Property Liens of the types described in clauses (i), (ii) (iii) or (vi) of Subparagraph 3.07(a)).

         4.03. Holding Over. If Lessee does not purchase the Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

SECTION 5.        DEFAULT.

         5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a)  Non-Payment.   Lessee  shall  (i)  fail  to  pay  on  the
         Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five
         (5) Business Days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within ten (10) Business Days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

                  (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(d), Paragraph 3.03 or Subparagraph 3.07(a) hereof, in Subparagraph 2.01(c), Paragraph 5.02 or Paragraph 5.03 of the Participation Agreement or in Paragraph 3.01 of the Construction Agency Agreement; or

                  (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor; provided, however, that in the event that such failure cannot reasonably be cured within such thirty
         (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Expiration Date and (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

                  (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

                   (e) Cross-Default. Lessee or any of its Subsidiaries (i) shall fail to make any payment when due on account of any Indebtedness or Contingent Obligation of such Person (excluding the Lessee Obligations but including all other Indebtedness and Contingent Obligations of Lessee or any of its Subsidiaries to any Lessor Party) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such payment exceeds $5,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations in an aggregate amount exceeding $5,000,000 to become due or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any agreement or instrument evidencing such Indebtedness or Contingent Obligation, if the effect of such default is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations in an aggregate amount exceeding $5,000,000 to become due; or

                  (f) Insolvency, Voluntary Proceedings. Lessee or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute),
         (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                  (h) Judgments. (i) A final judgment or order for the payment of money in excess of $5,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 5.01(d)) shall be rendered against Lessee or any of its Subsidiaries and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed or (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy; or

                  (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

                  (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

                  (k) Change of Control. Any Change of Control shall occur; or

                  (l) Major Casualty or Condemnation. Any Major Casualty or Major Condemnation affecting the Property shall occur; or

                  (m) Material Adverse Effect. Any event(s) or condition(s) which has a Material Adverse Effect shall occur or exist.

         5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

                  (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

                  (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

                  (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

                  (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

                  (e) Protection of Property. Lessor may enter, take possession of, manage and operate all or any part of the Property or take any other actions which it reasonably determines are necessary to protect the Property and the rights and remedies of the Lessor Parties under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper;
         (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

                  (f) Termination of Agency. Lessor may terminate all or any portion of the authority of Lessee, as agent, under the Construction Agency Agreement.

                  (g) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph 5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

         5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                  (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

                  (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

                  (c) Removal and Storage of Property. Lessor may enter the Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

         5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                  (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

                  (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

                  (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Property granted to Lessor by this Agreement or any of the other Operative Documents.

                  (d) Power of Sale. Lessor may cause some or all of the Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                           (i) Sales of Personal Property. Lessor may dispose of
                  any Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2912c of the California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                                    (A) Lessor shall mail written  notice of the
                           sale to Lessee not later than thirty (30) days prior to such sale.

                                    (B) Once per week during the three (3) weeks
                           immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                                    (C) Upon  receipt  of any  written  request,
                           Lessor will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                                    (D)  Notwithstanding,  Lessor shall be under
                           no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale.

                                    (E) If  Lessor  so  requests,  Lessee  shall
                           assemble all of the Personal Property Collateral and make it available to Lessor at the site of the Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code
                           Section 9505.

                  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                           (ii) Lessor's Sales of Real Property or Mixed Collateral. Lessor may choose to dispose of some or all of the Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the California Uniform Commercial Code (ORS Section 79.5010(4)). Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a "Lessor's Sale.")

                                    (A) Before any Lessor's  Sale,  Lessor shall
                           give such notice of default and election to sell as may then be required by applicable Governmental Rules.

                                    (B)  When  all  time  periods  then  legally
                           mandated have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                                    (C) Neither  Lessor nor Agent shall have any
                           obligation to make demand on Lessee before any Lessor's Sale.

                                    (D)  From  time to time in  accordance  with
                           then applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                                    (E) At any Lessor's Sale,  Lessor shall sell
                           to the highest bidder at public auction for cash in lawful money of the United States.

                                    (F) Lessor shall  execute and deliver to the
                           purchaser(s) a deed or deeds conveying the Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                  (e) Foreclosure Sales.

                           (i) Single or Multiple.  If the Property  consists of
                  more than one lot, parcel or item of property, Lessor may:

                                    (A)  Designate  the order in which the lots,
                           parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                                    (B) Elect to  dispose  of the lots,  parcels
                           and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                  If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No
                  Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Property by this Agreement on any part of the Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                           (ii) Credit Bids. At any Foreclosure Sale, any Person, including any Lessor Party, may bid for and acquire the Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for that property, Lessor may settle for the purchase price by crediting the sales price of the Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

         5.05. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

         5.06. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

         5.07. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

SECTION 6.        MISCELLANEOUS.

         6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

         6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

         6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein. 6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         6.08. Nature of Lessee's Obligations.

                  (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

                  (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

                  (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Property (including any Improvements to the Property made prior to the Commencement Date or during the Term); (ii) title to the Property (including possession of the Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Property; (iv) the availability or adequacy of utilities and other services to the Property; (v) any latent, hidden or patent defect in the Property; (vi) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or

         (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                                   FAIR, ISAAC AND COMPANY, INC.,
                                          a Delaware corporation

                                          By: __________________________________
                                              Name:  Michael C. Gordon
                                              Title: Vice President - Facilities
                                                     Administration

                                          Fair, Isaac and Company, Inc.
                                          120 North Redwood Drive
                                          San Rafael, CA 94903-1996
                                          Attn:  Peter L. McCorkell,
                                                 General Counsel
                                          Tel. No:  415-472-2211
                                          Fax. No:  415-444-5029


LESSOR:                                   LEASE PLAN NORTH AMERICA, INC.,
                                          an Illinois corporation

                                          By: __________________________________
                                              Name:  Jamie Dillon
                                              Title: Attorney-in-fact

                                          Lease Plan North America, Inc.
                                          c/o ABN AMRO Bank N.V.
                                          135 South LaSalle Street, Suite 711
                                          Chicago, IL 60603
                                          Attn: David M. Shipley
                                          Tel. No: (312) 904-2183
                                          Fax. No: (312) 904-6217

STATE OF CALIFORNIA                 )
                                    )        ss
COUNTY OF  _________________________)


         On _____________,  1998, before me, ___________________ a Notary Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.


[SEAL]

       ______________________________________________

STATE OF CALIFORNIA                 )
                                    )        ss
COUNTY OF  _________________________)


         On _____________,  1998, before me, ___________________ a Notary Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.


[SEAL]

       ______________________________________________

                                    EXHIBIT A

                                      LAND

                      PART 1 - PROPERTY PURCHASED FROM PG&E

               PART 2 - PROPERTY PURCHSED FROM CITY OF SAN RAFAEL

                                    EXHIBIT B

                                  RELATED GOODS

                                  EXHIBIT B(1)
                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT


                                     [Date]

Lease Plan North America, Inc.
c/o ABN AMRO Bank N.V.
      as Agent
Capital Markets-Syndication Group
1325 Avenue of the Americas, 9th Floor
New York, NY 10019
Attn: Linda Boardman

         1. Reference is made to that certain Lease Agreement, Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of ____________, 1998 (the "Lease Agreement"), between Fair, Isaac and Company, Inc. ("Lessee") and Lease Plan North America, Inc. ("Lessor").

         2. Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Property subject to the Lease Agreement.

         IN WITNESS WHEREOF, Lessee has executed this Supplement to Exhibit B on the date set forth above.

LESSEE:                                      FAIR, ISAAC AND COMPANY, INC.,
                                             a Delaware corporation

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                     B(1)-1

                                  ATTACHMENT 1
                                       TO
                             SUPPLEMENT TO EXHIBIT B

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]

Lease Plan North America, Inc.
c/o ABN AMRO Bank N.V.
      as Agent
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY  10019
Attn:  Linda Boardman

         1. Reference is made to that certain Participation Agreement, dated as of May 15, 1998 (the "Participation Agreement"), among Fair, Isaac and Company, Inc. ("Lessee"), Lease Plan North America, Inc. ("Lessor"), the financial institutions listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. [Insert one of the following as appropriate]

                  [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

                  (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                  (b)  The  next  Rental   Period  for  such  Portion  shall  be
         __________ month[s].]

                  [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

                  (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                  (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:

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


                    Portion                          Rental Period
                    -------                          -------------
                  $___________                       _______ month[s]
                  $___________                       _______ month[s]
                  $___________                       _______ month[s]
                  $___________                       _______ month[s]]

                  [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

                  (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current Rental Period which ends on __________, ____; and

                  (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

                  [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby elects the Fixed Rate option for a Rental Period of ___________ months with respect to a Portion equal to $________. Lessee hereby requests that Lessor to provide a Fixed Rate.]

         3. Lessee hereby certifies to the Lessor Parties that, on the date of this Notice of Rental Period Selection and after giving effect to the selections described above:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect.

         IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.


                                             FAIR, ISAAC AND COMPANY, INC.

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

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